UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Friday, 29 November 2013

SUNGAME CORPORATION
 (Exact of registrant as specified in its charter)

DELAWARE	333-158946	**-******
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

3091 West Tompkins Avenue, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 789-0848

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, 29 November 2013, Raj Ponniah resigned from Sungme Corp. (“SGMZ”) Board of Directors.  Mr. Ponniah’s resignation was attributed to making opportunities available on the Board for more experienced personnel suited to the Company’s new business line of the 3D tablets.  Mr. Ponniah was not on any committees of the Board of Directors.

Mr. Ponniah’s letter of resignation outlined his hopes for Board members with suitable skill-sets towards the Company’s new business line of 3D tablets.  Mr. Ponniah furnished no correspondence to SGMZ concerning his resignation, other than his resignation. Mr. Ponniah was provided with an opportunity to furnish SGMZ, as promptly as possible, with a letter addressed to SGMZ stating Mr. Ponniah agrees with the statements made by SGMZ in response to this filing, and, if not, stating the respects in Mr. Ponniah does not agree.  Mr. Ponniah has been furnished with a draft of this 8K prior to filing, and no response has been provided by Mr. Ponniah as of the date of filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    Monday, 2 December 2013

Sungame Corporation

/s/    Neil Chandran
By:  Neil Chandran
        CEO, CFO, PAO, Director